UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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Willbros Group, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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WILLBROS Group 4400 Post Oak Parkway Suite 1000 Houston, Texas 77027 Tel 713-403-8000 Fax 713-403-8066

SUPPLEMENT TO PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 1, 2017

April 27, 2017

Dear Fellow Stockholders:

We are very saddened to report that Robert L. Sluder, who served on the Board of Directors for Willbros Group, Inc. (the “Company”) since 2007, recently passed away unexpectedly. The Company’s Board of Directors and management wish to express their appreciation for Mr. Sluder’s service and contributions to the Company and its stockholders.

The Board of Directors has determined that at this time it will not appoint a replacement to fill the Class II seat that had been held by Mr. Sluder, but will reduce the size of the Board from seven to six members, with the reduction occurring in Class I. To keep the classes of directors as nearly equal in number as possible as required by the Company’s Certificate of Incorporation, Phil D. Wedemeyer, who has been serving as a director in Class I, is being assigned by the Board of Directors to serve in Class II.

Following the reassignment, the classes of the members of the Board of Directors are as follows:

Name	Class	Term Expiration
Michael J. Fournier	I	June 2018
Michael C. Lebens*	I	June 2018

Phil D. Wedemeyer*	II	June 2019
S. Miller Williams*	II	June 2019

W. Gary Gates*	III	June 2017
Daniel E. Lonergan*	III	June 2017

*	Board members who are deemed independent.

Neither the reduction in the size of the Board, nor the reassignment in classes, changes the nominees recommended by the Board of Directors for election of directors in Class III. The Board of Directors recommends a vote “FOR” nominees W. Gary Gates and Daniel E. Lonergan and the other proposals set out in the Notice of Annual Meeting of Stockholders of Willbros Group, Inc. to be held June 1, 2017.

Respectfully submitted,

S. Miller Williams
Chairman of the Board of Directors

Important Notice Regarding the Availability of Proxy Materials for the 2017 Annual Meeting of Stockholders to be Held on June 1, 2017:

Stockholders may view this supplement to proxy statement, our proxy statement, our form of proxy and our 2016 Annual Report to Stockholders over the Internet by accessing our website at http://www.willbros.com.

A Good Job On Time